     As filed with the Securities and Exchange Commission on July 29, 1999
                            Registration No.  333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ______________________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            ______________________

                               COREL CORPORATION
           (Exact name of the Registrant as specified in its charter)

               Canada                                    Not Applicable
     (State or other jurisdiction of          (I.R.S. employer identification
      incorporation or organization)                         no.)

                              1600 Carling Avenue
                                    Ottawa
                            Ontario, Canada K1Z 8R7

                                (613) 728-8200
 (Address and telephone number of the Registrant's principal executive offices)
                            ______________________

                             MICHAEL C.J. COWPLAND
                            CHIEF EXECUTIVE OFFICER
                              COREL CORPORATION
                              1600 CARLING AVENUE
                          OTTAWA, ONTARIO, CANADA K1Z 8R7
                                (613) 728-8200
   (Name, address and telephone number of the Registrant's agent for service)
                            ______________________

                                  Copies to:
                                KEVIN KELSO
                             FENWICK & WEST LLP
                        TWO PALO ALTO SQUARE, SUITE 800
                         PALO ALTO, CALIFORNIA  94306
                                (650) 494-0600
                            ______________________

       Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                                      Proposed Maximum        Proposed Maximum
 Title of Each Class of shares of common stock      Amounts to be      Offering Price per     Aggregate Offering     Amount of
                 to be Registered                   Registered(1)           Share(1)               Price(1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

common stock no par value                            1,000,000               $4.59                $4,590,000           $1,276
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the Nasdaq Stock Market on July 28, 1999.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                  Subject to completion, dated July 29, 1999

--------------------------------------------------------------------------------
                                  PROSPECTUS
--------------------------------------------------------------------------------


                               Corel Corporation
                       1,000,000  shares of common stock

                  ------------------------------------------

Corel's common stock currently trades on The Nasdaq Stock Market and The Toronto
                                Stock Exchange.
Last reported sale price on The Nasdaq Stock Market on July 28, 1999: $4.47 per share.
                              Trading Symbol: CORL

                  --------------------------------------------

                                  The Offering

     The selling stockholders named on page 5 of this prospectus are selling all of the shares of common stock offered in this prospectus. Corel will not receive any of the proceeds from the sale of these shares. These shares are being offered on a continuous basis under Rule 415 of the Securities Act of 1933 and will be sold from time to time as described under "Plan of Distribution."

     Corel will pay approximately $22,000 in registration expenses. Corel will not be required to pay any discounts, commissions or selling expenses in connection with this registration. The selling stockholders, and broker-dealers who may participate in sale of the shares covered by this prospectus, may use this prospectus. The shares covered by this prospectus may, if qualified, also be sold pursuant to Rule 144 of the Securities Act or any other applicable exemption.

                  --------------------------------------------

     This investment involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is _____, 1999
********************************************************************************

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

********************************************************************************

  In connection with this offering, no person is authorized to give any information or to make any representations not contained in this prospectus. If such information is given or representations made, you may not rely on such information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered hereby, nor is it an offer to sell or a solicitation of an offer to buy securities where such an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.


                   -----------------------------------------
                               TABLE OF CONTENTS
                   -----------------------------------------


Risk Factors.....................2      Where You Can Find More Information............8
Use of Proceeds..................5      Documents Incorporated by Reference............8
Selling Stockholders.............5      Legal Matters..................................9
Dilution.........................6      Experts........................................9
Plan of Distribution.............6

     Unless the context otherwise requires, the terms "we," "our," "us" and "Corel" refer to Corel Corporation and its wholly owned subsidiaries, Corel Corporation Limited, Corel International Corp., Corel, Inc. and Corel Corporation (U.S.A.).

                                     COREL

We were incorporated as Corel Systems Corporation under the Canada Business Corporations Act by Articles of Incorporation dated May 29, 1985. Corel's principal executive offices are located at 1600 Carling Avenue, Ottawa, Ontario, Canada K1Z 8R7 and its telephone number is (613)-728-8200. Our corporate name was changed to Corel Corporation in May 1992. Corel develops, manufactures, licenses, sells and supports a wide range of software products including graphics, business productivity, consumer and video applications. Corel products are available for users of most PCs, including International Business Machines Corporation ("IBM(R)") and IBM-compatible PCs, Apple Computer Inc.'s ("Apple") Macintosh(R) ("Mac"), UNIX-based and Linux-based systems. Corel's business strategy emphasizes the development of a broad line of PC software application products for business and personal use, marketed through multiple channels of distribution.

                                  RISK FACTORS

Please carefully consider the specific factors set forth below as well as the other information contained in, or incorporated by reference into, this prospectus before purchasing shares of our common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed below.


Our success depends on the success of a few product lines.

The success of our two most prominent product lines are critical to the success of our business. The two product lines are CorelDRAW and Corel WordPerfect Suite. Through the first six months of our 1999 fiscal year, these product lines accounted for 95% of our revenue. The inability to complete timely enhancements to our products and to effectively market our products could have a material adverse affect on our business, results of operations and financial conditions.

We may not be profitable in the face of rapidly changing technology.

Rapid technological developments, evolving consumer demands and frequent new product introductions and enhancements characterize the market for business applications and graphics software. These market characteristics are exacerbated by the emerging nature of the market and the fact that our competitors hold a significant portion of the market share in the business applications market. Our future success will be dependent upon the timely completion and introduction of new or enhanced products incorporating such emerging technologies at competitive price and performance levels. The pace of change is accelerated due to the Internet, corporate intranets and the acceptance of new operating systems such as Linux. In addition, the widespread adoption of developing systems and applications for such emerging technologies could require significant resources and could adversely affect our results of operations and financial conditions.


Our success depends on key personnel.

Our future success is substantially dependent on our executive officers and key technical and marketing personnel. Our future success depends on our continuing ability to retain and attract highly qualified technical and managerial personnel. As of May 31, 1999, we had 1,456 full-time employees and we anticipate that the number of employees will increase significantly during the next 12 months. Wages for managerial and technical employees are increasing and are expected to continue to increase in the foreseeable future due to the competitive nature of the current employment market, particularly in Canada. We may be unable to retain key technical and managerial personnel or attract and retain additional highly qualified technical and managerial personnel in the future. We have experienced difficulty from time to time attracting the personnel necessary to support the growth of our business, and we may experience similar difficulty in the future. Inability to attract and retain the technical and managerial personnel necessary to support the growth of our business could have an adverse affect on our business.


We experience fluctuations in our operating results.

     We have experienced, and expect to continue to experience, significant fluctuations in operating results due to a variety of factors.

     Factors that may cause fluctuations in operating results in the future include, but are not limited to,

     .   market acceptance of our products or those of our competitors;

     . the timing of introductions of new products and new versions of existing products;

     . expenses relating to the development and promotion of such new products and new version introductions;

     . product returns and reserves; changes in pricing policies by us or our competitors;

     .   projected and actual changes in platforms and technologies;

     .   the accuracy of forecasts of, and fluctuations in, consumer demand;

     .   the rate of growth of the consumer software market;

     .   fluctuations in foreign exchange rates;

     .   the timing of orders or order cancellation from major customers;

     .   changes or disruptions in the consumer software distribution channels;

     . the successful acquisition and integration of new businesses, products and technologies;

     .   the timing of any write-offs in connection with such acquisitions; and

     .   economic conditions, both generally and within our industry.

     We may also be required to pay fees in advance or to guarantee royalties, which may be substantial, or to obtain software licenses from third parties. As a result of these and other factors, our operating results in any given period are inherently difficult to predict. Any significant shortfall in revenues and earnings from the levels expected by securities analysts and stockholders could result in a substantial decline in the trading price of our common stock.


Competition within distribution channels may adversely affect our business.

We compete with other software vendors for access to distribution channels, retail shelf space and the attention of customers at the retail level and in corporate accounts. Other competitors with greater market share and significantly greater financial resources may command the attention of the retail accounts, the corporate market and original equipment manufacturers. In order to compete for distribution channel space we must offer compelling reasons to distribute our products. We attempt to achieve this through offering a superior product at a reasonable price that offers compatibility with competitive products. We must also use innovative marketing ideas in order to compel the distributor to carry our products. Inability to maintain distribution channel space could have a material adverse affect on our business, results of operations and financial condition.


We depend on a limited number of distributors and retailers for a substantial amount of revenues.

The distribution of our products is carried out primarily through distributors, certain of which are material to our competitive position. The distribution channels through which software products for desktop computers are sold have been characterized by rapid change, including consolidations and financial difficulties of certain distributors and retailers, the emergence of new retailers such as general mass merchandisers and superstores, and the desire of large customers such as retail chains and corporate users to purchase directly from software developers. The loss of, or a significant reduction in sales volumes attributable to any of our principal distributors or the insolvency or business failure of any such distributor could have a material adverse effect on our business and results of operations and financial condition.


Our marketplace is intensely competitive and rapidly changing and we may not be able to compete successfully in the future.

Our industry is highly competitive and subject to rapid technological change. Many of our current and potential competitors have larger technical staffs, more established and larger marketing and sales organizations, and significantly greater financial resources. The rapid pace of technological change constantly creates new opportunities for existing and new competitors and can quickly render existing technologies less valuable. As the market for our products continues to develop, additional competitors may enter the market and competition may intensify. Inability to compete in the following factors could have a material adverse affect on our business; product performance, product features, ease of use, reliability, hardware and competitor compatibility, brand name recognition, product reputation, pricing, levels of advertising, availability and quality of customer support, and timeliness of product upgrades.


Our dependence on third party developers could have a material adverse affect on our business.

We compete with other software companies in our efforts to acquire software technology developed by third parties. As we continue to introduce new products that incorporate new technologies, we may be required to license additional technology from others. We cannot assure you that this third party technology license will continue to be commercially available to us on reasonable terms, if at all. Additionally, we cannot assure you that third parties from which we license our technology will be able to defend their proprietary rights successfully against claims of infringement. Any failure to obtain any of these technology licenses could result in delays and reductions in the introduction of new features and functions. With limited technical resources available and the need for timely product enhancements, the use of third party developers is critical to our product release schedules. Inability to secure third party developers could have a material adverse affect on our business.


We face risks associated with our international operations.

A part of our strategy is to increase our presence in international markets. We may experience difficulty in managing international operations as a result of competition, local laws and regulations, distance and language and cultural differences. There are also certain risks inherent in doing business internationally including:

 .    cultural and business practice differences;
 .    fluctuations in currency exchange rates;
 .    political;
 .    legal and economic stability;
 .    seasonal reductions in business activity in certain other parts of the world; and
 .    potentially adverse tax consequences.


We may not be profitable in the face of constant pricing pressures.

Pricing pressures continually intensify in our market and we believe that price competition, with its attendant reduced profit margins, may become a more significant factor in the future. Corporate licensing, discount pricing for large volume distributors and retailers, product bundling promotions, competitive upgrade programs and end-user-mail-in rebates are forms of price competition that are prevalent today. The inability to effectively market our products and obtain the optimum price points could have a material adverse affect on our business.


Our common stock price is highly volatile and is subject to wide fluctuations.

     The market price of our common stock is highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in our operating results, announcements of technological innovations, new products or services introduced by us or our competitors, changes in financial estimates by securities analysts, conditions and trends in the software market, general market conditions and other factors.

Year 2000 issues could affect our business.

     There are three major risks for the Company from Year 2000 issues. Year 2000 compliance problems with Corel's products could have a material adverse effect on sales and operations. Significant Year 2000 compliance problems with internal systems could seriously affect the Company's ability to carry out its operations. Corel also depends heavily on third parties for raw materials, transportation utilities, and other key services. Interruption of supplier operations due to Year 2000 issues could seriously disrupt the Company's operations. In addition, if Corel's current or future customers do not achieve Year 2000 compliance or if they divert expenditures previously reserved for business software to address their year 2000 compliance problems, Corel's business, results of operations, or financial condition could be materially adversely affected.


                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling stockholders.


                              SELLING STOCKHOLDERS

     We are registering the shares of common stock pursuant to the Agreement for Purchase and Sale of Assets dated April 16, 1999 by and among IA Users Club, Inc., Jeff Bianco, Corel Corporation and Corel Corporation Limited (the "Agreement").

IA Users Club, Inc., of which Jeff Bianco is the sole shareholder, is a provider of digital graphics to software publishers and hardware manufacturers. On April 16, 1999, pursuant to the Agreement, Corel Corporation and Corel Corporation Limited acquired the digital graphics content of IA Users Club, Inc., along with other intangible assets. As part of the purchase price, Corel issued 1,000,000 Common Shares to IA Users Club, Inc., who at closing, directed Corel to deliver such shares to Jeff Bianco, Michael Walker, the sole owners of equity interests in IA Users Club, Inc., and Corum Group, which assisted IA Users Club, Inc., in connection with the transaction (collectively, the "selling stockholders") in the amounts set out below. Such direction was made to accommodate certain of IA Users Club, Inc.'s internal arrangements related to the purchase price. If the average closing sales price per share of the Common Shares as traded on The Nasdaq Stock Market - National Market for the seven trading days preceding September 30, 1999 is less than US$6.30 then Corel is obligated to pay the selling shareholders, before October 30, 1999, in US dollars, the difference between the average trading price and US$6.30 multiplied by the number of original Common Shares held by the selling shareholders on September 30, 1999.

The selling stockholders may from time to time offer and sell any or all of their shares pursuant to this prospectus. Because the selling stockholders are not obligated to sell shares of common stock, and because selling stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares of common stock each selling stockholder will beneficially own after this offering.


                 Shares of Common Stock Beneficially Owned (1)
                     Prior to the Offering and Being Offered
                     ---------------------------------------
          Name                 Number         Percent
          ----                 ------         -------

       Jeff Bianco            930,000          1.5%

       Corum Group             40,000          *(2)

      Michael Walker           30,000          *(2)
                              -------
                            1,000,000

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Less than one percent

                                   DILUTION

  The dilutive effect of the shares have already been calculated in the results of operations and earnings per share figure recorded in our quarterly report on Form 10-Q for the fiscal quarter ended May 31, 1999.

                             PLAN OF DISTRIBUTION

     We have filed a Registration Statement of which this prospectus forms a part pursuant to registration rights we granted to the selling stockholders pursuant to the Agreement.

     To Corel's knowledge, no selling stockholder has entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor does Corel know the identity of the brokers or market makers that will participate in the sale of the shares. As used in this prospectus, the term "selling stockholders" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus.

     Who May Sell; How Much; Applicable Restrictions. The selling stockholders may from time to time offer the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholders may arrange for other broker-dealers to participate. The selling stockholders and any such brokers, dealers or agents who participate in the distribution of the shares of common stock may be deemed to be "underwriters," and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any broker, dealer, agent or underwriter regarding the sale of the shares of common stock by the selling stockholders.

     Manner of Sales and Applicable Restrictions. The selling stockholders will act independently of Corel in making decisions with respect to the timing, manner and size of each sale. Such sales may be made over The Nasdaq

Stock Market or otherwise, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

     (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     (c) an over-the-counter distribution in accordance with the Nasdaq rules;

     (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     (e) privately negotiated transactions.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M (which regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other such person). The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     Rules 101 and 102 of Regulation M under the Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

     Hedging and Other Certain Transactions with Broker-Dealers. In connection with distributions of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares of common stock registered hereunder in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of common stock short and redeliver the shares of common stock to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of common stock registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. Selling stockholders may also loan or pledge the shares of common stock registered hereunder to a broker-dealer and the broker-dealer may sell the shares of common stock so loaned or, upon a default, the broker-dealer may effect sales of the pledged shares of common stock pursuant to this prospectus.

   Expenses Associated With Registration. We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. Each of the selling stockholders will bear its pro rata share of all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any such selling stockholder.

     Indemnification. Under the terms of the Agreement, we have agreed to indemnify each of the parties to the agreements and certain other persons against certain liabilities in connection with the offering of the shares of common stock, including liabilities arising under the Securities Act.

     Prospectus Updates; Suspension of this Offering. At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. Under the terms of the Agreement, upon the occurrence of any event known to our executive officers as a result of which this prospectus is known by our executive officers to include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, the parties have each agreed not to trade shares of common stock from the time the selling stockholder receives notice from Corel of such an event until such party receives a prospectus supplement or amendment. Upon the occurrence of such an event, a prospectus supplement or post-effective amendment, if required, will be distributed to the parties.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we file reports and other information with the Securities and Exchange Commission. Reports, registration statements, proxy and information statements, and other information that we have filed can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the regional offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain copies of such material from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC also maintains a World Wide Web site that contains reports, proxy and information statements, and other information that is filed electronically with the SEC. This Web site can be accessed at http://www.sec.gov. Our common stock is listed on The Nasdaq Stock Market and reports, proxy statements and other information concerning Corel may be inspected at the offices of The National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

     We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, please refer to the Registration Statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference. Copies of the Registration Statement, including exhibits thereto, may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

     We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information that has been incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein as well). Requests for such copies should be directed to John Hladkowicz at (613)-728-8200 ext. 4500, or by mail at 1600 Carling Avenue, Ottawa, Ontario, Canada, K1Z 8R7.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents that we have filed with the SEC are incorporated by reference into this prospectus:

     (a) the Registration Statement and the exhibits and schedules filed therewith;

     (b) our annual report on Form 10-K for the fiscal year ended November 30, 1998;

     (c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since November 30, 1998, including: (1) our quarterly report on Form 10-Q for the fiscal quarter ended February 28, 1999;
         (2) our quarterly report on Form 10-Q for the fiscal quarter ended May 31, 1999; and (3) Form 8-K filed in February 1999 relating to the adoption of our shareholder rights plan on February 11, 1999.

     (d) all other information that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.


     Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this prospectus and the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the Registration Statement.

                                 LEGAL MATTERS

  The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Eric Smith, our general counsel. Mr. Smith beneficially owns options to acquire 17,911 shares all of which are vested.


                                    EXPERTS

  The Consolidated Financial Statements of the Company included or incorporated by reference in this Prospectus and elsewhere in this Registration Statement to the extent and for the periods indicated in their reports have been audited by PricewaterhouseCoopers LLP for 1998 and KPMG LLP for 1996 to 1997, both are independent chartered accountants, and are included or incorporated herein in reliance upon the authority of the said firms as experts in giving said reports.

================================================================================






                               COREL CORPORATION





                       1,000,000  Shares of Common Stock






                              ____________________

                                   PROSPECTUS
                              ____________________




================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

                  Securities and Exchange Commission registration fee            $ 1,276
                  Accounting fees and expenses                                    10,000
                  Legal fees and expenses                                         10,000
                  Miscellaneous                                                      724
                                                                                 -------
                  Total                                                          $22,000
                                                                                 =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 124(1) of the Canada Business Corporations Act provides that except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect or any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Section 7.02 of COREL's By-law No. 6, provides as follows:

        Section 7.02 Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonable incurred by him in respect or any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Corporation or body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.


ITEM 16.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference herein:

5.1  -- Opinion of Counsel regarding the legality of common stock.

23.1 -- Independent Auditors' Consent.

23.2 -- Consent of Counsel (included in Exhibit 5.1).

24.1 -- Power of Attorney (see page II-3).
----------------------


ITEM 17.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and
(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all for the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada, on the 28th day of July, 1999.

                              COREL CORPORATION

                              By:  /s/ Michael C.J. Cowpland
                                   ------------------------------
                                   Michael C.J. Cowpland
                                   Chairman, President, Chief Executive Officer
                                   and Director

                               POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael C.J. Cowpland and Michael P. O'Reilly, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                          Title                              Date
           ---------                          -----                              ----
/s/ Michael C.J. Cowpland        Chairman, President, Chief Executive        July 28, 1999
------------------------
Michael C.J. Cowpland            Officer and Director

/s/ Lyle B. Blair                Director                                    July 27, 1999
------------------------
Lyle B. Blair

/s/ William G. Davis             Director                                    July 26, 1999
------------------------
William G. Davis

/s/ Hunter S. Grant              Director                                    July 26, 1999
------------------------
Hunter S. Grant

________________________         Director
Jean-Louis Malouin

________________________         Director
Barbara McDougall

/s/ Michael P. O'Reilly          Executive Vice President Finance; Chief     July 28, 1999
------------------------
Michael P. O'Reilly              Financial Officer and Treasurer
                                 (principal financial and accounting
                                 officer)


                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                         Exhibit Title
----                           -------------
  5.1       Opinion of Counsel regarding the legality of common stock
 23.1       Independent Auditors' Consent
 23.2       Consent of Counsel (included in Exhibit 5.1)
 24.1       Power of Attorney (see page II-3)